UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

ART TECHNOLOGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43040	98-1881297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 703-4396

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one warrant	ARTCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ARTC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share	ARTCW	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2026, Daniela B. Loftus was appointed to the Board of Directors (the “Board”) of Art Technology Acquisition Corp. (the “Company”). Ms. Loftus was determined by the Board to be independent under the rules and regulations of the Nasdaq Stock Market and the Securities and Exchange Commission.

Ms. Loftus, age 30, will serve as an independent director of the Company. In 2020, Ms. Loftus founded This Outfit Does Not Exist, a commercial vehicle for digital fashion content, to which she presently contributes. Ms. Loftus co-founded RED DAO in 2021 and currently serves as a founding member of the digital fashion investment vehicle which has deployed ~$6.4 million into the digital fashion ecosystem through venture investments in startups. From September 2024 to September 2025, Ms. Loftus served as the Chief Commercial Officer of Tribute Brand where she led the strategic arm of the pioneering digital fashion company. In 2022, Ms. Loftus founded and served as the Chief Executive Officer of Draup until 2024 when it was acquired. The company was the first platform for code-based couture, creating algorithmic fashion collections with prominent digital artists. From 2021 to 2023, she was a contributor for The Fabricant, where she hosted a weekly podcast session and wrote industry deep dives. From 2019 to 2022, she served as an Innovation Consultant for Founders Intelligence where she advised executives of Fortune 500 companies on how emerging technology would change the future of their industries. From 2018 to 2022, Ms. Loftus served as a Business Development Manager at Lendledger where she supported the efforts of the open, global network using blockchain technology to solve multi-trillion dollar credit gaps. She received her undergraduate degree from New York University’s Gallatin School of Individualized Study where she graduated Summa Cum Laude major in revolutions and a minor in East Asian Studies.

There are no family relationships between Ms. Loftus and any of the Company’s directors or executive officers. There are no related party transactions involving Ms. Loftus that are reportable under Item 404(a) of Regulation S-K. Like other non-employee directors of the Company, Ms. Loftus has been allocated 20,000 Class B ordinary shares of the Company by Art Technology Advisors, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2026	ART TECHNOLOGY ACQUISITION CORP.

	By:	/s/ R. Maxwell Smeal
	Name:	R. Maxwell Smeal
	Title:	Chief Financial Officer